As filed with the Securities and Exchange Commission on September 15, 2015.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MIDDLEBURG FINANCIAL CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Virginia	54-1696103
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

111 West Washington Street
Middleburg, Virginia 20117
 (703) 777-6327
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Gary R. Shook
President and Chief Executive Officer
Middleburg Financial Corporation
111 West Washington Street
Middleburg, Virginia 20117
 (703) 777-6327
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies of Communications to: Wayne A. Whitham, Jr., Esquire Lee G. Lester, Esquire Williams Mullen 200 S. 10th Street, Suite 1600 Richmond, Virginia 23219 (804) 420-6000

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________________
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                                                                                                                  Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)         Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	454,545	$17.28	$7,854,538	$913

(1)
Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)
This per share price was estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, and represents the average of the high and low prices of Middleburg Financial Corporation common stock as reported on the NASDAQ Capital Market on September 10, 2015, a date within 5 business days prior to the date of filing of the registration statement on Form S-3.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2015
PROSPECTUS

454,545 Shares of Common Stock

This prospectus relates to 454,545 shares of our common stock that may be offered for sale from time to time by Mr. David Sokol, or the Selling Shareholder, as further described in “Selling Shareholder” beginning on page 10 of this prospectus.  In this prospectus, we refer to these shares of common stock as the Securities.  The Securities covered by this prospectus were issued by us in a private placement pursuant to a Stock Purchase Agreement, dated March 27, 2009, between us and Mr. Sokol (the “Purchase Agreement”). We agreed in the Purchase Agreement to file the resale registration statement of which this prospectus forms a part covering the Securities.

The Selling Shareholder may sell all or a portion of the Securities from time to time, in amounts, at prices and on terms as he may determine. The Securities may be sold in any means described in “Plan of Distribution” beginning on page 11 of this prospectus.  Mr. Sokol has indicated to us that he does not have any current intention to sell or gift the Securities covered by this prospectus, and it is possible that the Selling Shareholder will not sell any of the shares offered under this prospectus. However, it should be noted that the Selling Shareholder can decide to sell or gift any or all of his beneficially owned shares without prior notification to the Company or its shareholders.

We will not receive any proceeds from the sale of Securities by the Selling Shareholder.

Our common stock is listed on the NASDAQ Capital Market under the symbol “MBRG.”  The closing price of our common stock on September 10, 2015 was $17.09 per share.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 3 to read about factors you should consider in making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The date of this prospectus is                                                                           , 2015

TABLE OF CONTENTS

About this Prospectus	i
Where You Can Find More Information	i
Incorporation of Information that We File with the SEC	ii
Prospectus Summary	1
Risk Factors	3
Forward-Looking and Cautionary Statements	5
Use of Proceeds	5
Description of Capital Stock	6
Selling Shareholder	10
Plan of Distribution	11
Legal Matters	12
Experts	12

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Shareholder may, from time to time, sell the Securities described in this prospectus in one or more offerings.

You should rely only on the information contained in this prospectus and documents incorporated into this prospectus by reference. We have not, and the Selling Shareholder has not, authorized anyone to provide you with information different from that contained in this prospectus or the documents incorporated by reference herein. This prospectus may only be used where it is legal to sell these securities. The information contained in this prospectus, the documents incorporated by reference herein and any supplements to this prospectus are accurate only as of the dates of their respective covers or earlier dates as specified therein, regardless of the time of delivery of this prospectus or any supplement to this prospectus or of any sale of these securities.

Unless this prospectus otherwise indicates or the context otherwise requires, the terms “Middleburg Financial Corporation,” “our,” “us” and “we” as used in this prospectus refer to Middleburg Financial Corporation and our subsidiaries as a combined entity.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and we file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that we file at the SEC’s public reference room facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that electronically file documents with the SEC.

This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information regarding us and the securities we may offer. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses set forth above.

We also maintain an Internet site at www.middleburgbank.com, which contains information relating to us and our business.  Information contained on our Internet site is not incorporated by reference into this prospectus or the registration statement unless otherwise stated in this prospectus or any supplement.

i

INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.

We incorporate by reference the documents listed below, to the extent they have been filed with the SEC:

•	our annual report on Form 10-K for the year ended December 31, 2014;
•
the portions of our definitive proxy statement for the annual meeting of shareholders held on May 6, 2015 that have been incorporated by reference into our Form 10-K for the year ended December 31, 2014;

•	our quarterly reports on Form 10-Q for the periods ended March 31, 2015 and June 30, 2015;
•	our current reports on Form 8-K filed January 30, 2015 (Item 8.01 only), April 30, 2015 (Item 8.01 only), May 11, 2015 and July 29, 2015 (Item 8.01 only); and
•	the description of our common stock as set forth in Form 8-A filed on April 30, 1998.

We also incorporate by reference all documents to the extent they have been filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and (2) until this offering has been completed. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to the Corporate Secretary, Middleburg Financial Corporation, 111 West Washington Street, Middleburg, Virginia 20117.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement relating to the offered securities. No one else is authorized to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents because our business, financial condition and results of operations may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” our financial statements and the notes thereto incorporated by reference in our annual report and quarterly reports, and the other documents we refer to and incorporate by reference in this prospectus for a more complete understanding of us and this offering before making an investment decision. In particular, we incorporate important business and financial information in this prospectus by reference.

The Company

We are headquartered in Middleburg, Virginia and conduct our primary operations through two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc.  Middleburg Bank is a community bank serving the Virginia counties of Prince William, Loudoun, Fairfax, Fauquier, the Town of Williamsburg and the City of Richmond with twelve financial service centers and one limited service facility.  Middleburg Investment Group is a non-bank holding company with one wholly owned subsidiary, Middleburg Trust Company.  Middleburg Trust Company is a trust company headquartered in Richmond, Virginia, and maintains offices in Williamsburg, Virginia and in several of Middleburg Bank’s facilities.  On May 15, 2014, the Company sold its membership interests in Southern Trust Mortgage to a consortium of banks and the President of Southern Trust Mortgage.

Through our subsidiaries, we offer a wide range of banking, fiduciary and investment management services to both individuals and small businesses.  Middleburg Bank’s services include various types of checking and savings deposit accounts, and the origination of business, real estate, development, mortgage, home equity, automobile and other installment, demand and term loans.  Also, Middleburg Bank offers ATMs at 12 facilities and at two off-site locations.  Additional banking services available to our clients include, but are not limited to, ACH, Internet banking, travelers’ checks, safe deposit rentals, notary public and wire services.

Middleburg Investment Group offers wealth management services through Middleburg Trust Company and through the investment services department of Middleburg Bank.  Middleburg Trust Company provides a variety of investment management and fiduciary services including trust and estate settlement.  Middleburg Trust Company can also serve as escrow agent, attorney-in-fact, and guardian of property or trustee of Individual Retirement Accounts (IRA).  Middleburg Investment Services provides investment brokerage services for our clients.

Our corporate headquarters are located at 111 West Washington Street, Middleburg, Virginia 20117, and our telephone number is (703) 777-6327. Our Internet address is www.middleburgbank.com. The information contained on our website is not part of this prospectus.

The Offering

Issuer	Middleburg Financial Corporation

Securities offered by us	None

Securities offered by the Selling Shareholder	up to 454,545 shares of common stock

Shares outstanding as of September 10, 2015	7,163,255 shares of common stock

This prospectus only relates to the offering of 454,545 shares of common stock.

Use of proceeds	All Securities sold pursuant to this prospectus will be sold by the Selling Shareholder. We will not receive any proceeds from such sales.

Market for common stock	Our common stock is listed on the NASDAQ Capital Market under the symbol “MBRG.”

Dividend policy
The Company historically has paid cash dividends on a quarterly basis.  On July 29, 2015, our board of directors announced a $0.13 per common share cash dividend.  The final determination of the timing, amount and payment of dividends on our common stock is at the discretion of our board of directors and will depend upon our earnings, our financial condition and other factors, including general economic conditions and applicable governmental regulations and policies.

Risk factors	You should refer to the section in this prospectus entitled “Risk Factors” for a discussion of the factors you should carefully consider before deciding to invest in our common stock. See page 3.

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2014 and in any applicable prospectus supplement. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

The price of our common stock may fluctuate significantly, which may make it difficult for you to resell shares of common stock owned by you at prices you find attractive.

Our stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. These factors include, in addition to those described in “Forward-Looking Statements”:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;
•	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;
•	speculation in the press or investment community generally or relating to our reputation or the financial services industry;
•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;
•	fluctuations in the stock price and operating results of our competitors;
•	future sales of our equity or equity-related securities;
•	proposed or adopted regulatory changes or developments;
•	anticipated or pending investigations, proceedings, or litigation that involve or affect us;
•	domestic and international economic factors unrelated to our performance; and
•	general market conditions and, in particular, developments related to market conditions for the financial services industry.

In addition, volatility in the stock market has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. We expect that the market price of our common stock will continue to fluctuate and there can be no assurances about the levels of the market prices for our common stock.

There may be future sales of our equity securities or other transactions which could dilute our book value, which may adversely affect the market price of our common stock.

Our board of directors may determine from time to time that we need to raise additional capital by issuing additional shares of our common stock or other securities. We are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common stock or preferred stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the exercise of such securities could be substantially dilutive to shareholders of our common stock. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then current shareholders. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur. We cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings.

The trading volume in our common stock is less than that of other larger financial services companies.

Although our common stock is traded on the Nasdaq Capital Market, the trading volume in our common stock is less than that of other larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause our stock price to fall. Additionally, as a result of the low volume, you may not be able to quickly sell a significant number of shares at the market price.

Sales of large amounts of our common stock, or the perception that sales could occur, may depress our stock price.

Even if our business is doing well, the market price of our common stock could drop if our existing shareholders decide to sell their shares. As of September 10, 2015, David L. Sokol owned about 29.5% of the outstanding shares of our common stock. The shares offered hereby represent only 454,545 of the 2,109,956 shares that Mr. Sokol owns. The market price could drop significantly if Mr. Sokol sold additional shares in the future or other investors perceive sales to be imminent.

In addition, a warrant to purchase 104,101 shares of our common stock at an exercise price of $15.85 per share, which was originally issued to the U.S. Treasury as part of the TARP Capital Purchase Program, remains outstanding. The exercise of the warrant and the sale of the underlying shares of common stock could adversely affect the market price of our common stock.

Certain provisions under our articles of incorporation and applicable law may make it difficult for others to obtain control of our corporation even if such a change in control may be favored by some shareholders.

Certain provisions in our articles of incorporation and applicable Virginia corporate and banking law may have the effect of discouraging a change of control of our Company even if such a transaction is favored by some of our shareholders and might result in shareholders receiving a substantial premium over the current market price of our shares. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our Company. These provisions may also tend to perpetuate present management and make it difficult for shareholders owning less than a majority of the shares to be able to elect even a single director. See “Description of Capital Stock—Certain Provisions of our Articles of Incorporation and Bylaws and Virginia Law” in the accompanying prospectus.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Certain information contained in this prospectus and the documents incorporated by reference in this prospectus may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements are generally identified by phrases such as “we expect,” “we believe” or words of similar import.

Such forward-looking statements involve known and unknown risks including, but not limited to, the following factors:

•	changes in general economic and business conditions in our market area;
•	changes in banking and other laws and regulations applicable to us;
•	maintaining asset qualities;
•	risks inherent in making loans such as repayment risks and fluctuating collateral values;
•	changing trends in customer profiles and behavior;
•	changes in interest rates and interest rate policies;
•	maintaining cost controls as we open or acquire new facilities;
•	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;
•	the ability to continue to attract low cost core deposits to fund asset growth;
•
the ability to successfully manage our growth or implement our growth strategies if we are unable to identify attractive markets, locations or opportunities to expand, organically or by acquisition, in the future;

•	reliance on our management team, including our ability to attract and retain key personnel;
•	demand, development and acceptance of new products and services;
•	problems with technology utilized by us;
•	maintaining capital levels adequate to support our growth; and
•
other factors described under “Risk Factors” in this prospectus supplement and in our periodic and current reports filed with the SEC, which we have incorporated by reference in this prospectus supplement.

Although we believe that our expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that our actual results, performance or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

All written or oral forward-looking statements that are made by or are attributable to us are expressly qualified in their entirety by this cautionary notice. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date of this prospectus, or after the respective dates on which such statements are otherwise made.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the Securities by the Selling Shareholder.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the material provisions of our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and Bylaws, as amended (the “Bylaws”). Copies of the Articles of Incorporation and Bylaws have been filed with the SEC and are incorporated into this prospectus.

General

As of September 10, 2015, we had 21,000,000 shares of capital stock authorized.  This authorized capital stock consisted of:

•	20,000,000 shares of common stock, par value $2.50 per share, 7,163,255 of which were outstanding; and
•	1,000,000 shares of preferred stock, par value $2.50 per share, no shares of which were outstanding.

Common Stock

Voting Rights

Each holder of common shares is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors.

Dividends

Holders of common shares are entitled to receive dividends when and as declared by the board of directors out of funds legally available, subject to certain restrictions imposed by state and federal laws and the preferential dividend rights of any series of preferred stock then outstanding.

No Preemptive or Conversion Rights

Holders of our common shares do not have preemptive rights to purchase additional shares of any class of our stock, and have no conversion or redemption rights.

Calls and Assessments

All of the issued and outstanding common shares are fully paid and non-assessable.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of common shares (and the holders of any class or series of stock entitled to participate with the common shares in the distribution of assets) shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities and distributions or provision for distributions to holders of the preferred stock having preference over the common shares.

Preferred Stock

Our board of directors may, from time to time, by action of a majority, issue shares of the authorized, undesignated preferred stock, in one or more class or series.  In connection with any such issuance, the board of directors may by resolution determine the designation, voting rights, preferences as to dividends, in liquidation or otherwise, participation, redemption, sinking fund, conversion, dividend or other special rights or powers, and the limitations, qualifications and restrictions of such shares of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.

Certain Provisions of Our Articles of Incorporation and Bylaws and Virginia Law

General

Our Articles of Incorporation and Bylaws contain provisions that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Special Voting Provisions

Our Articles of Incorporation currently provide that an amendment to the Articles of Incorporation shall be approved if: (a) a majority of the votes entitled to be cast by each voting group entitled to vote on such action are cast in favor of such action; and (b) unless such action shall have been approved by at least two-thirds of the directors, holders of more than two-thirds of the issued and outstanding shares of our common stock vote in favor of such action.

In addition, our Articles of Incorporation currently provide that any merger or share exchange to which we are party or any direct or indirect sale, lease, exchange or other disposition of all or substantially all of our property, otherwise than in the usual and regular course of business, shall be approved if: (a) a majority of the votes entitled to be cast by each voting group entitled to vote on such action are cast in favor of such action; and (b) unless such action shall have been approved by at least two-thirds of the directors, at least two-thirds of the issued and outstanding shares of our common stock vote in favor of such action.

Increasing the Number of Directors

Under the Virginia Stock Corporation Act, a board of directors may amend or repeal bylaws unless articles of incorporation or other provisions of Virginia law reserve such power exclusively in the shareholders or the shareholders, in adopting or amending particular bylaws, expressly prohibit the board of directors from amending or repealing that bylaw. Our Articles of Incorporation do not reserve the power to amend our Bylaws to increase or decrease the number of directors exclusively to the shareholders and no Bylaw, or amendment thereto, expressly prohibits the board of directors from amending the Bylaws to increase or decrease the number of directors. According to the Virginia Stock Corporation Act, our board of directors may amend our Bylaws at any time to increase or decrease the number of directors by up to 30% of the number of directors of all classes immediately following the most recent election of directors by the shareholders. In addition, according to our Articles of Incorporation and Bylaws, the newly created directorships resulting from an increase in the number of authorized directors shall be filled by the affirmative vote of a majority of the directors then in office. As a result, if faced with an attempt to take control of our board, our directors may increase the size of the board of directors and install directors opposed to the hostile takeover attempt.

Blank Check Preferred Stock

As permitted by the Virginia Stock Corporation Act, our board of directors may issue shares of preferred stock without shareholder approval. Our board of directors has the flexibility to deter attempts to gain control of us by including extraordinary voting, dividend, redemption or conversion rights in any preferred stock that it may deem appropriate to issue. We currently do not have plans to issue any shares of capital stock except as set forth in this prospectus or in the ordinary course of business under our equity compensation plans.

Inability of Shareholders to Call Special Meetings

Pursuant to our Bylaws, special meetings of stockholders may be called only by our president, the chairman of our board of directors or by the board of directors. As a result, shareholders are not able to act on matters other than at annual shareholders meetings unless they are able to persuade the president, the chairman or a majority of the board of directors to call a special meeting.

Advance Notification Requirements

Our Bylaws prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at an annual meeting of shareholders, notice of nomination must be received by our Corporate Secretary not less than 60 days and not more than 90 days prior to the date of the annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before an annual meeting of shareholders, notice must be received by our Corporate Secretary not less than 60 days and not more than 90 days prior to the date of the annual meeting. The notice must include a description of the proposed business, the reasons therefore, and other specified matters.

Effects of Virginia Anti-Takeover Statutes

The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Stock Corporation Act, an “Interested Shareholder” is generally defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. We have not adopted such an amendment.

The Virginia Stock Corporation Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions also were designed to deter certain takeovers of Virginia public corporations. However, our Bylaws contain a provision that makes these provisions inapplicable to acquisitions of our stock.

Limitations on Liability of Officers and Directors

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended (the “Code”), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct.  To meet this standard of conduct, the Code provides that the director must have conducted himself in good faith and believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and, in the case of other conduct, was not opposed to its best interests.  In the case of any criminal proceeding, the director must not have had reasonable cause to believe such conduct was unlawful.  In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

Our Articles of Incorporation contain provisions that permit us to indemnify our directors and officers to the full extent permitted by Virginia law and eliminate the personal liability of our directors and officers for monetary damages to us or our shareholders for breach of their fiduciary duties, except to the extent that Virginia law prohibits indemnification or elimination of liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SELLING SHAREHOLDER

The table below sets forth information concerning the resale of Securities by the Selling Shareholder. When we refer to “Selling Shareholder” in this prospectus, including in the “Plan of Distribution” section of this prospectus, we mean the person listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Shareholder’s interests in our Securities and to whom we owe an obligation to register such shares, other than through a public sale.

The Selling Shareholder acquired his Securities in a private placement pursuant to the Purchase Agreement. In the Purchase Agreement, we initially agreed to file a registration statement covering the Securities within five years of the date of the Purchase Agreement, or by March 27, 2014. We subsequently amended the Purchase Agreement to eliminate the requirement to file the registration statement by March 27, 2014 and agreed that we would file a registration statement upon Mr. Sokol’s request.  We and Mr. Sokol mutually agreed to file the resale registration statement of which this prospectus forms a part on the date hereof.

We will not receive any proceeds from the resale of Securities by the Selling Shareholder. The Selling Shareholder may from time to time offer and sell any or all of the Securities set forth below pursuant to this prospectus.  We do not know when or in what amounts the Selling Shareholder may offer the Securities for sale.  Mr. Sokol has indicated to us that he does not have any current intention to sell or gift the Securities covered by this prospectus, and it is possible that the Selling Shareholder will not sell any of the shares offered under this prospectus. However, it should be noted that the Selling Shareholder can decide to sell or gift any or all of their beneficially owned shares without prior notification to the Company or its shareholders.

Other than with respect to the acquisition of securities from us, the Selling Shareholder has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Securities Covered by this Prospectus Held by Selling Shareholder

The following table sets forth the Selling Shareholder’s ownership of Securities to be offered pursuant to this prospectus.  Because the Selling Shareholder may sell all, some or none of the Securities, no estimate can be given as to the amount of Securities that will be held by the Selling Shareholder upon termination of this offering. For purposes of the table below, we have assumed that the Selling Shareholder will sell all Securities being registered.

Information with respect to beneficial ownership has been provided to us by the Selling Shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the person named in the table below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him.  Unless otherwise indicated, based on the information supplied to us by or on behalf of the Selling Shareholder, the Selling Shareholder is not a broker-dealer or an affiliate of a broker-dealer.

	Common Stock
Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Offering	Percent Beneficially Owned Prior to Offering(1)	Shares Being Offered	Percent Beneficially Owned After Offering(1)

David L. Sokol	2,109,956	29.46%	454,545	23.11%

(1)           Based on a total of 7,163,255 shares of common stock outstanding as of September 10, 2015.

PLAN OF DISTRIBUTION

We are registering the Securities covered by this prospectus to permit the resale of the Securities from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Securities offered by this prospectus.  The aggregate proceeds to the Selling Shareholder from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. The Selling Shareholder reserves the right to accept and, together with their agents, to reject, any proposed purchases of Securities to be made directly or through agents.

The Securities offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Shareholder and his successors, which include their donees, pledgees or transferees or their successors-in-interest; or
•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Shareholder or the purchasers of the Securities. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved, provided that, in compliance with Financial Institution Regulatory Authority (“FINRA”) guidelines, the maximum compensation to the underwriters or dealers in connection with the sale of our securities pursuant to this prospectus and any accompanying prospectus supplement will not exceed 8% or the aggregate offering price of the Securities.

The Selling Shareholder and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the Securities by such Selling Shareholder and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the Selling Shareholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, he will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The Securities may be sold in one or more transactions at:

•	fixed prices;
•	prevailing market prices at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation on which the Securities may be listed or quoted at the time of the sale;
•	in the over-the-counter market;
•	in transactions other than on such exchanges or services or in the over-the-counter market;
•
through the writing of options (including the issuance by the Selling Shareholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	in a public auction;
•	through the settlement of short sales;
•	through any combination of the foregoing;
•	through an in-kind distribution of the Securities by the Selling Shareholder to its partners, members, or shareholders; or
•	any other method permitted pursuant to applicable law.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the Securities, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the Securities in the course of hedging their positions;
•	sell the Securities short and deliver the Securities to close out short positions;
•	loan or pledge the Securities to broker-dealers or other financial institutions that in turn may sell the Securities;
•
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Securities, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

To our knowledge, as of the date of this prospectus, there are no plans, arrangements or understandings between the Selling Shareholder and any underwriter, broker-dealer or agent regarding the sale of the Securities by the Selling Shareholder.

Our common stock is listed on the NASDAQ Capital Market under the symbol “MBRG.”

There can be no assurance that the Selling Shareholder will sell any or all of the Securities under this prospectus. Further, we cannot assure you that such Selling Shareholder will not transfer, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than under this prospectus. The Securities covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholder and any other person participating in the sale of the Securities may be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the Selling Shareholder and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular Security being distributed. This may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, have been audited by Yount, Hyde & Barbour, P.C., our independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Williams Mullen, Richmond, Virginia, our counsel, will pass upon the validity of the securities to be issued by us through this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution

The following is a summary of the expenses to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.

Securities and Exchange Commission Registration Fee	$ 913
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Printing Expenses	*
Miscellaneous Expenses	*
Total	$ *

*  These fees depend on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15.                      Indemnification of Directors and Officers

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended (the “Code”), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct.  To meet this standard of conduct, the Code provides that the director must have conducted himself in good faith and believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and, in the case of other conduct, was not opposed to its best interests.  In the case of any criminal proceeding, the director must not have had reasonable cause to believe such conduct was unlawful.  In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

Our Articles of Incorporation contain provisions that permit us to indemnify our directors and officers to the full extent permitted by Virginia law and eliminate the personal liability of our directors and officers for monetary damages to us or our shareholders for breach of their fiduciary duties, except to the extent that Virginia law prohibits indemnification or elimination of liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.                      Exhibits.

     Exhibit No.                                                                           Document

3.1	Articles of Incorporation of Middleburg Financial Corporation (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the period ended December 31, 2008).

3.2
Articles of Amendment to the Articles of Incorporation of Middleburg Financial Corporation, setting forth the designation for the Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed February 4, 2009).

3.3
Bylaws of the Company (restated in electronic format as of January 22, 2014), attached as Exhibit 3.3 to the Company's annual report on Form 10-K for the period ended December 31, 2013, incorporated herein by reference.

5.1	Opinion of Williams Mullen.

23.1	Consent of Williams Mullen (included in Exhibit 5.1).

23.2	Consent of Yount, Hyde & Barbour, P.C.

24.1	Powers of attorney (included on signature page).

*	To be filed as an exhibit to a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K.

Item 17.                      Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Loudoun County, Commonwealth of Virginia, on this 15th day of September, 2015.

MIDDLEBURG FINANCIAL CORPORATION

By:	/s/ Gary R. Shook
Gary R. Shook
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints each of Gary R. Shook, Raj Mehra and Jeffrey H. Culver  as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to the registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph L. Boling Joseph L. Boling	Chairman of the Board and Director	September 15, 2015
/s/ Gary R. Shook Gary R. Shook	President and Chief Executive Officer (Principal Executive Officer)	September 15, 2015
/s/ Raj Mehra Raj Mehra	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 15, 2015
/s/ Tammy P. Frazier Tammy P. Frazier	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 15, 2015
/s/ Howard M. Armfield Howard M. Armfield	Director	September 15, 2015
/s/ Henry F. Atherton, III Henry F. Atherton, III	Director	September 15, 2015
/s/ Childs F. Burden Childs F. Burden	Director	September 15, 2015
/s/ John Rust John Rust	Director	September 15, 2015

/s/ Alexander G. Green, III Alexander G. Green, III	Director	September 15, 2015
/s/ Gary D. Leclair Gary D. LeClair	Director	September 15, 2015
/s/ John C. Lee, IV John C. Lee, IV	Director	September 15, 2015
/s/ Keith W. Meurlin Keith W. Meurlin	Director	September 15, 2015
/s/ Janet A. Neuharth Janet A. Neuharth	Director	September 15, 2015
/s/ Mary Leigh McDaniel Mary Leigh McDaniel	Director	September 15, 2015

EXHIBIT INDEX

     Exhibit No.                                                                           Document

3.1	Articles of Incorporation of Middleburg Financial Corporation (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the period ended December 31, 2008).

3.2
Articles of Amendment to the Articles of Incorporation of Middleburg Financial Corporation, setting forth the designation for the Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed February 4, 2009).

3.3
Bylaws of the Company (restated in electronic format as of January 22, 2014), attached as Exhibit 3.3 to the Company's annual report on Form 10-K for the period ended December 31, 2013, incorporated herein by reference.

5.1	Opinion of Williams Mullen.

23.1	Consent of Williams Mullen (included in Exhibit 5.1).

23.2	Consent of Yount, Hyde & Barbour, P.C.

24.1	Powers of attorney (included on signature page).

*	To be filed as an exhibit to a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K.